Exhibit 10(o)

CONSULTING AGREEMENT

Marvin S. Hausman, MD

Chairman

Oxis International, Inc.

6040 N. Cutter Circle, Suite 317

Portland OR 97217

USA

October 14, 2004

Dear Marvin:

As we have mutually agreed, my engagement with Oxis has now extended past the period of 2-3 months originally anticipated in my contract of May 28, 2004. On October 12, 2004, you, Gosse, Colin and I met and agreed terms for this succeeding period. The intent is for me to bridge the period between now and the arrival of a new full-time CEO for Oxis.

FEES AND TIMING

My billing rate for this extended period will continue at $25,000 per month, together with reimbursement for all reasonable and necessary out-of-pocket expenses.

At the conclusion of this engagement, Oxis will provide me with one month’s severance payment of $25,000.

It is anticipated that this engagement will conclude with the hiring of the replacement CEO although I may be required to provide from one to two weeks in a transition and overlap period for the new CEO at his discretion.

CONTINUING CONSULTING CONTRACT

I will be provided with a continuing consulting contract with Oxis, which will extend for a period of two years from my completion of this engagement. Under the provisions of this continuing consulting contract I will make myself available to consult with you and/or the new CEO. In return you will provide a Post-Termination Exercise Period as described in the Options paragraph below.

OPTIONS

I will be granted 100,000 Oxis stock options with the following terms:

Date of award: October 12, 2004

Expiration date: October 12, 2014

Vesting schedule: 25% immediately, 25% in six month’s time, 25% one year’s time and 25% in two year’s time. Vesting will accelerate to 100% vesting in the event of change in control of Oxis.

Exercise Price per Share: $0.59, being the market price on October 11, 2004

Post-Termination Exercise Period: the term will extend to the expiry of the continuing consulting contract.

ACCEPTANCE AND AGREEMENT

I appreciate the opportunity to be of service. Kindly indicate your authorization to proceed by signing this letter and returning it directly to me.

Sincerely yours,

Signed:	/s/ Manus O’Donnell	Date: December 22, 2004
Manus O’Donnell

Accepted:	/s/ Marvin S. Hausman	Date: December 22, 2004
Marvin S. Hausman, MD
Oxis International, Inc.

Marvin S. Hausman, MD

Chairman

Oxis International, Inc.

6040 N. Cutter Circle, Suite 317

Portland OR 97217

USA

October 14, 2004

Dear Marvin:

As we have mutually agreed, the continuation of my engagement with Oxis International, Inc. (“Oxis”) includes the provision of an extended consulting contract between Oxis and me as described in this agreement.

Under the extended consulting contract Oxis will have the right to consult with me for a period of two (2) years (“the extended consulting period”) from the date of completion of my full-time consulting engagement with Oxis as first agreed on May 28, 2004 and as extended as of this date, on an as-needed, reasonable basis.

In return, Oxis hereby extends the exercise period of all my options to purchase shares of Oxis Common Stock to the end of the extended consulting period.

ACCEPTANCE AND AGREEMENT

I appreciate the opportunity to be of service. Kindly indicate your acceptance by signing this letter and returning it directly to me.

Sincerely yours,

Signed:	/s/ Manus O’Donnell	Date: December 22, 2004
Manus O’Donnell

Accepted:	/s/ Marvin S. Hausman	Date: December 22, 2004
Marvin S. Hausman, MD
Oxis International, Inc.